UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2013

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-13959
(Commission File Number)

98-0209289
IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 10, 2013 (the “Closing Date”), LML Acquisition Corp. (“Acquisition Sub”), a British Columbia corporation and indirect wholly owned subsidiary of Digital River, Inc., a Delaware corporation (“Digital River”), was amalgamated (the “Amalgamation”) with LML Payment Systems Inc. (the “Company”), a British Columbia corporation, to form a new entity named “LML Payment Systems Inc.” (“Amalco”) pursuant to the previously reported arrangement agreement dated September 21, 2012 (the “Arrangement Agreement”), by and among the Company, Digital River and Acquisition Sub. Pursuant to the Arrangement Agreement, Digital River, through Acquisition Sub, agreed to acquire all of the issued and outstanding equity of the Company (the “Arrangement”). On the Closing Date, the Arrangement was consummated by way of a statutory plan of arrangement under British Columbia law (the “Plan of Arrangement”), and the Company, as Amalco, became an indirect wholly-owned subsidiary of Digital River.

Pursuant to the Arrangement Agreement and the Plan of Arrangement, effective on the Closing Date:

(i)	each share of the Company’s common stock issued and outstanding immediately prior to the Closing Date was acquired for US$3.45 in cash (the “Per-Share Consideration”); and

(ii)
all outstanding options and warrants to acquire shares of the Company’s common stock were acquired for a cash amount equal to the amount, if any, by which the number of common shares underlying such option or warrant, multiplied by the Per-Share Consideration, exceeded the aggregate exercise price payable under the option or warrant to acquire the common shares underlying the option or warrant.

(together with the Per-Share Consideration, the “Arrangement Consideration”)

The foregoing description of the Arrangement Agreement is not complete and is qualified in its entirety by reference to the Arrangement Agreement, a copy of which was included as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 7, 2012, and the terms of which are incorporated herein by reference.

On January 10, 2013, Digital River and the Company issued a joint press release announcing the closing of the Amalgamation. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Amalgamation and Plan of Arrangement, pursuant to a request submitted by the Company to the NASDAQ Global Select Market (“NASDAQ”) on January 10, 2013, trading of the Company’s common stock on NASDAQ is expected to be halted prior to the opening of trading on January 11, 2013 and subsequently suspended. An application on Form 25 to delist the Company’s common stock from NASDAQ and deregister the shares of common stock under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) is expected to be filed with the SEC by NASDAQ.

The Company, as Amalco, intends to file with the SEC a certification on Form 15, requesting the deregistration of the shares of common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Arrangement Agreement and in connection with the consummation of the Plan of Arrangement, each outstanding share of common stock and option and warrant of the Company was converted at the Effective Time into the right to receive the Arrangement Consideration.
The disclosures under Item 2.01 above and Item 5.03 below are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosure under Item 2.01 above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan of the Arrangement Agreement, on the Closing Date, Kevin Crudden and Stefan Schulz, became the directors of Amalco replacing Jacqueline Pace, Greg A. MacRae, Patrick H. Gaines and David C. Cooke, the then-existing directors of the Company, each of whom resigned as directors of the Company effective on the Closing Date.  In addition, pursuant to the Plan of the Arrangement and Arrangement Agreement, on the Closing Date, Patrick H. Gaines, Richard R. Schulz and Carolyn L. Gaines, certain existing officers of the Company, each resigned as officers of the Company. Craig Thomson and Chris Koide will remain as employees of Amalco.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Closing Date, the Company’s existing Articles were amended and restated in their entirety in accordance with the terms of the Amalgamation and were adopted as the Articles of Acquisition Sub.

The certificate of amalgamation, notice of articles, and amended and restated bylaws of Amalco are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1*	Certificate of Amalgamation and Notice of Articles
3.2*	Articles
10.1
Arrangement Agreement dated September 21, 2012 among Digital River, Inc., LML Acquisition Corp. and LML Payment Systems Inc. (attached as Appendix B to our Definitive Proxy Statement on Form 14A filed with the SEC on December 7, 2012 and incorporated by reference (file no. 000-13959))

99.1*	News release dated January 10, 2013

*attached herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn L. Gaines
Carolyn L. Gaines
Corporate Secretary

January 10, 2013

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